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                                 EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is effective as of November ___, 1998, by and between TeraGlobal Communications Corp., a Wyoming corporation ("TeraGlobal") and Grant Holcomb ("Employee") with respect to the following facts.

     A. Employer is engaged primarily in the development, production and sale of interactive, multimedia communications technology and products.

     B. Employer desires to engage Employee and Employee desires to accept such engagement to provide such services to Employer as are set forth in this Agreement.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements set forth herein, the parties hereto agree as follows:

1. EMPLOYMENT. Employer engages Employee to serve as Chief Technology Officer and Employee hereby accepts such engagement upon the terms and conditions set forth herein.

2. DUTIES. Employee will devote his full business time, knowledge and skill to the performance of the duties and responsibilities as Chief Technology Officer of Employer, as such duties and responsibilities are performed by Employee as of the date of this Agreement. Employee shall report directly to the Board of Directors of Employer. Employee will not engage in any other gainful occupation which requires his personal attention without prior consent of the Board of Directors of Employer. Notwithstanding the foregoing, Employee shall perform such other duties as the Board of Directors reasonably may require from time to time.

3.   TERM AND TERMINATION.

     3.1 TERM. The term of this Agreement shall be for a period of four (4) years unless sooner terminated pursuant to any provision in this Section.

     3.2 EVENTS TRIGGERING TERMINATION. At the written election of Employer in its sole discretion, this Agreement shall terminate immediately, effective upon the occurrence of any one of the following events:

     (a) Employee's conviction of a felony or other crime involving moral turpitude;

     (b) After reasonable written notice, warning and opportunity to cure, Employee's continuing material breach of or failure to perform his obligations hereunder, continuing failure by Employee to abide by, conform with or otherwise observe any material written policy of Employer, or the continuing failure to conform to the reasonable directives of the Board of Directors of Employer;

     (c)  The death of Employee;

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     (d)  The disability of Employee.  Employee shall be deemed disabled if the
Employee shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall for a period of sixty (60) consecutive days be unable to perform his normal duties hereunder, with or without reasonable accommodation by Employer.

     In the event that Employee's employment is terminated by Employer pursuant to Sections 3.1(a), 3.1(b), or 3.1(c), Employer shall promptly pay to Employee (or in the event that such termination is pursuant to Section 3.1(c), to Employee's estate or other legal representative) the annual base salary provided for in Section 4.1 accrued to the date of Employee's termination and not theretofore paid to Employee. Rights and benefits of Employee under the benefits plans and programs of Employer shall be determined in accordance with the terms of such plans and programs.

     3.3 SEVERANCE COMPENSATION. If Employer terminates Employee's employment with Employer and such termination is not pursuant to Sections 3.1(a), 3.1(b), or 3.1(c) then Employer shall continue to pay to Employee his annual base salary in the same periodic installments provided for in Section 4.1 hereof, plus pro-rata compensation for vacation time accrued and unused, for the balance of the term of this Agreement (the "Severance Period"); provided, however, that the severance compensation to be paid to Employee in respect of a termination for the reason specified in Section 3.1(d) shall be integrated with any disability insurance proceeds paid to Employee during the Severance Period so that Employee receives no more than an amount equal to 100% of his annual base salary under
Section 4.1 during the Severance Period. In addition, during the Severance Period Employer shall continue to pay the allowance set forth in Section 4.6 and make all Employer contributions to medical and dental and life insurance premiums for all Employer maintained plans under which Employee is an insured or covered as of the commencement of the Severance Period.

4.   COMPENSATION.

     4.1 BASE SALARY. As compensation for all services rendered by Employee under this Agreement, Employer shall pay Employee an annual base salary of One Hundred Sixty Two Thousand Dollars ($162,000), payable bi-weekly in arrears or otherwise in accordance with the standard payroll practices of Employer. This annual base salary may be augmented by salary increases as determined by the Board of Directors. All regular compensation shall be paid in accordance with Employer's standard payroll procedures.

     4.2 STOCK OPTIONS. Employee shall be eligible to receive options to purchase common stock of Employer under Employer's 1997 Stock Option Plan, as determined from time to time by the Board of Directors of Employer.


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     4.3  WITHHOLDING.  All compensation paid to Employee under this Agreement shall be subject to customary withholding and employment taxes as required by federal and state law.

     4.4 OTHER BENEFITS. Employee shall be entitled to such other benefits, including profit sharing plans and retirement benefits, as are provided to other full-time employees of Employer, subject to any terms, conditions or restrictions associated with such benefits, all as determined by written company policy in effect from time to time during the term of this Agreement.

     4.5 AUTOMOBILE ALLOWANCE. During the term of this Agreement, including any Severance Period, Employee shall receive a $750 per month automobile allowance.

5. VACATION. Employee shall be entitled to four (4) weeks annual paid vacation per year, subject to accrual and use in accordance with written company policy in effect from time to time during the term of this Agreement and applicable law. Employee's vacation will be scheduled at those times which are mutually convenient to Employer's business and Employee.

6. BUSINESS EXPENSES. During the term of this Agreement, Employer shall reimburse Employee for all reasonable and necessary out-of-pocket business expenses of Employee related to Employee's duties hereunder in accordance with the policies and procedures of Employer in effect from time to time, including, without limitation:

     (a) Actual expenses for travel, meals and lodging for necessary travel between Employer's business locations;

     (b) Actual expenses for travel, meals and lodging for other travel approved in advance by Employer; and

     (c) Professional entertainment and promotional expenses approved in advance by Employer.

7.   TRADE SECRETS.

     7.1 TRADE SECRETS IN GENERAL. During the course of Employee's employment, Employee will have access to various trade secrets of Employer. For purposes of this Agreement, "Trade Secret" shall mean information which is not generally known to the public and, as a result, is of economic benefit to Employer in the conduct of its business. Employee and Employer agree that Trade Secrets shall include but not be limited to all information developed or obtained by Employer and comprising the following items, whether or not such items have been reduced to tangible form (e.g., physical writing): all methods, techniques, processes, ideas, trade names, service marks, slogans, forms, customer lists, pricing structures, menus, business forms, marketing programs and plans, layouts and designs, financial information, operational methods and tactics, cost information, the identity of or contractual arrangements with suppliers, the identity or buying habits of customers, accounting procedures, and any document, record or other information of Employer relating to the


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above.  Trade Secrets include not only information belonging to Employer which existed before the date of this Agreement, but also information developed by Employee for Employer or its employees during the term of this Agreement.

     7.2 RESTRICTION ON USE OF TRADE SECRETS. Employee agrees that his use of Trade Secrets is subject to the following restrictions during the term of the Agreement and for an indefinite period thereafter so long as the Trade Secrets have not become generally known to the public:

          (a) NON-DISCLOSURE. Employee will not publish or disclose, or allow to be published or disclosed, Trade Secrets to any person who is not an employee of Employer unless such disclosure is necessary for the performance of Employee's obligations under this Agreement.

          (b) USE RESTRICTION. Employee shall use any Trade Secret only for the limited purpose for which it was disclosed. Employee shall not disclose any Trade Secret to any third party (including subcontractors) other than in accordance with customary practices and existing agreements with customers and shall disclose the Trade Secret only to other employees of Employer or as provided under such agreements with customers having a need to know. Employee shall promptly notify Employer of any Trade Secret disclosed other than in accordance herewith.

          (c) NON-REMOVAL. Employee will not remove any Trade Secrets from the offices of Employer or the premises of any facility in which Employer is performing services, or allow such removal, other than in accordance with customary practices and existing agreements with customers.

          (d) SURRENDER UPON TERMINATION. Upon termination of his employment with Employer for any reason, Employee will surrender to Employer all documents and materials in his possession or control which contain Trade Secrets.

          (e) PROHIBITION AGAINST UNFAIR COMPETITION. At any time after the termination of his employment with Employer for any reason, Employee will not engage in competition with Employer while making use of the Trade Secrets of Employer.

     7.3 INVENTIONS. Any and all inventions, innovations, or improvements ("Inventions") made, developed or created by the Employee (whether at the request or suggestion of Employer or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the term hereof which may be directly or indirectly useful in, or relate to, the business of Employer, shall be promptly and fully disclosed by Employee to Employer and shall be Employer's exclusive property as against Employee and Employee shall promptly deliver to an appropriate representative of Employer all papers, drawings, models, data and other material relating to any Inventions made, developed or created by him as aforesaid. Employee shall, at the request of Employer, and without any payment therefor, execute any documents necessary or advisable in the opinion of Employer's counsel to direct issuance of patents or copyrights to Employer with respect to such Inventions as are to be Employer's exclusive property as against Employee or to vest in Employer title to such Inventions as against Employee. The expense of securing any such patent


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or copyright shall be borne by Employer.  Notwithstanding the foregoing, the
Agreement does not require assignment of an Invention which qualifies fully for protection under Section 2870 of the California Labor Code, a copy which is attached as Exhibit A.

     7.4 NON SOLICITATION. During the term of employment of Employee and until the expiration of twenty-four (24) months following the termination of the employment of Employee, Employee shall not:

          (a) advise or in any way encourage any person, firm or corporation who is, at the time of termination of employment of Employee, or was at any time during the term of employment of Employee with Employer, a customer or client of Employer, to breach any contract with Employer;

          (b) recruit, hire, assist others in the soliciting, recruiting or hiring, or discuss other employment with, any person who is at the time of termination of the employment of Employee with Employer, or was at anytime during the employment of Employee with Employer, an employee of Employer, or induce or attempt to induce any such employee to terminate his or her employment with Employer; or

          (c) use or disclose to any person, firm or corporation the name of any present, former, prospective customer, client or employee of Employer.

8. UNFAIR COMPETITION, MISAPPROPRIATION OF TRADE SECRETS AND VIOLATION OF SOLICITATION CLAUSES. Employee acknowledges that unfair competition, misappropriation of Trade Secrets or violation of any of the provisions contained in Section 7 would cause irreparable injury to Employer, that the remedy at law for any violation or threatened violation thereof would be inadequate, and that Employer shall be entitled to temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages. Employee agrees that such relief shall be available in a court of law regardless of the arbitration provisions contained in Section 16 of this Agreement.

9. CONFLICT OF INTEREST. Employee acknowledges that the obligations and services to be provided by Employee hereunder are special and unique. Employee agrees that he will not at any time during the term of employment serve as an officer, director, employee, or otherwise have an interest in any entity that engages in business similar to that of Employer and Employer's subsidiaries. This provision shall not apply to equity or stock ownership interests of less than 5% of any publicly traded company.

10. SUCCESSORS AND ASSIGNS. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. Employee shall not be entitled to assign any of his rights or obligations under this Agreement.

11. GOVERNING LAW. This Agreement shall be interpreted, construed, governed and enforced in accordance with the laws of the State of California.


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12.  AMENDMENTS.  No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

13. SEVERABILITY. Each term, condition, covenant or provision of this Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect. Further, a court of competent jurisdiction shall have the authority to rewrite and construe the provisions of this Agreement to render them enforceable the maximum extent permitted by law, consistent with the parties intent as evidenced herein.

14. WAIVER. A waiver by either party of a breach of provision or provisions of this Agreement shall not constitute a general waiver, or prejudice the other party's right otherwise to demand strict compliance with that provision or any other provisions in this Agreement.

15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, sent by certified mail to his residence in the case of Employee, or hand delivered to the Employee, or to its principal office (corporate office) in the case of the Employer.

16. ARBITRATION. Except as provided in Section 8, any dispute or claim that may arise out of the provisions of this Agreement which cannot be resolved by agreement of the parties acting in good faith within a reasonable time, including any interpretation or alleged breach hereof, shall be resolved by arbitration in accordance with the then-effective employment arbitration rules of the San Diego, California, Chapter of the American Arbitration Association. Except as otherwise set forth in Section 8 hereof, the parties intend that litigation not be used to settle any dispute or claim arising out of this Agreement. The written determination and award of the arbitrator or arbitrators, as applicable, shall be final, binding and conclusive, and such determination may be entered in any court of competent jurisdiction with each side to pay their own attorneys' fees and costs.

17. ENTIRE AGREEMENT. Employee acknowledges receipt of this Agreement and agrees that this Agreement and Exhibit A attached hereto represent the entire Agreement with Employer concerning the subject matter hereof, and supersedes any previous oral or written communications, representations, understandings or Agreements with Employer or any officer or agent thereof. Employee understands that no representative of the Employer has been authorized to enter into any Agreement or commitment with Employee which is inconsistent in any way with the terms of this Agreement.

18. CONSTRUCTION. This Agreement shall not be construed against any party on the grounds that such party drafted the Agreement.

19.  ACKNOWLEDGMENT.   Employee acknowledges that he has had the opportunity to
consult with independent counsel of his own choice concerning this Agreement, and that he has taken advantage of that opportunity to the extent that he desires. Employee further acknowledges that he has read


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and understands this Agreement, is fully aware of its legal effect, and has entered into it voluntarily based on his own judgment.

20. SURVIVORSHIP. The respective rights and obligations of Employee and Employer hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

21. COUNTERPARTS. This Agreement may be executed in one or more counterpart copies, each of which shall be deemed to be an original and all of which taken together shall be deemed one and the same instrument.

22. CURRENCY. All currency expressed herein shall be in United States currency.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                   TeraGlobal Communications Corp.,
                                   a Wyoming corporation

                                   By:       /s/ David Fann
                                        ----------------------------------------
                                        David Fann, Chief Operating Officer



                                            /s/ Grant Holcomb
                                        ----------------------------------------
                                        Grant Holcomb


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                                      EXHIBIT A


                                     SECTION 2870
                                CALIFORNIA LABOR CODE


     (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

               (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

               (2) Result from any work performed by the employee for the employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.